Exhibit 99.1

CONTACT:
Cheryl D. Hodges
(859) 392-3331

OMNICARE REPORTS FIRST-QUARTER RESULTS

- Adjusted Diluted EPS of 64 Cents Up 60% from Prior Year, Exceeds Street
Consensus Estimates –
- Year-Over-Year Adjusted Operating Margin Widens -
- Quarterly Operating Cash Flow Exceeds $120 Million –
- Company Retires $75 Million in Debt -

COVINGTON, Ky., April 30, 2009 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, reported today financial results for its first quarter ended March 31, 2009.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report first-quarter results that again reflect strong year-over-year growth in earnings. During the quarter, we continued to benefit from the execution of our strategic plan to restore growth and enhance profitability as well as ongoing favorable trends in the pharmaceutical marketplace. Our quarterly results were marked by sequential net bed growth in our institutional pharmacy business and strong growth in our specialty pharmacy business, along with productivity improvement and cost reduction initiatives, including incremental savings from the Omnicare Full Potential Plan, which reached their highest level to date. Moreover, our solid cash flow allowed us to fund several attractive acquisitions as well as capital expenditures, while still reducing our debt by $75 million.”

First-Quarter Results

Financial results for the quarter ended March 31, 2009 under U.S. Generally Accepted Accounting Principles (“GAAP”), including restructuring and related charges, the effects of newly adopted accounting rules and other special items described below, as compared with the same prior-year period, were as follows:

  Earnings per diluted share were 26 cents versus 22 cents

  Net income was $30.9 million as compared with $26.2 million

  Sales were $1,563.6 million as compared with $1,559.0 million

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Results for both the first quarter of 2009 and 2008 include the impact of special items and accounting changes (described below) totaling $60.0 million pretax and $36.3 million pretax, respectively. Adjusting for these special items and accounting changes, results for the quarter ended March 31, 2009 and 2008, respectively, were as follows:

  Adjusted earnings per diluted share were 64 cents versus 40 cents

  Adjusted net income was $74.7 million as compared with $48.1 million

  Sales were $1,563.6 million as compared with $1,559.0 million

Financial Position

Cash flow from operations for the quarter ended March 31, 2009 was $120.9 million versus $142.3 million in the comparable prior-year quarter. It should be noted that 2008 was a leap year, causing the March 2008 quarter to contain one additional day of cash receipts versus the March 2009 quarter. Cash flow from operations in the March 2009 quarter was also impacted by higher tax payments as well as a broad-based slowdown in payments from the Illinois Department of Public Aid (Medicaid) which reduced cash flow by approximately $9 million; however, the Company has received a significantly increased level of payments from Illinois Medicaid in April 2009.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2009, including the special items discussed below, was $125.3 million versus $113.8 million in the first quarter of 2008. Excluding the special items and accounting changes, adjusted EBITDA in the 2009 quarter was $176.7 million versus $143.7 million in the 2008 quarter.

During the first quarter of 2009, the Company repaid $75 million of its senior term A loan, had no borrowings outstanding on its revolving credit facility and, at March 31, 2009, had $218.0 million in cash on its balance sheet. The Company’s total debt to total capital at March 31, 2009 was 37.3%, down approximately 160 basis points from 38.9% (as restated) at March 31, 2008. As discussed below, the Company’s adoption of Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)(“FSP APB 14-1”) had the effect of reducing the ratio of total debt to total capital by 610 and 660 basis points as of March 31, 2009 and 2008, respectively.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated sales of $1,518.8 million for the first quarter of 2009 as compared with sales of $1,509.8 million reported in the first quarter of 2008. Adjusted operating profit in this business was $169.5 million in the 2009 first quarter as compared with the $137.9 million earned in the same 2008 quarter.

At March 31, 2009, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,425,000 beds, including approximately 56,000 patients served under the patient assistance programs of its specialty pharmacy services business. The comparable number at December 31, 2008 was 1,435,000 (including approximately 68,000 patients served under the patient assistance programs of the specialty pharmacy services business). The comparable number at March 31, 2008 was 1,446,000 beds (including approximately 69,000 patients served under the patient assistance programs of the specialty pharmacy services business).

Excluding those served under patient assistance programs in the specialty pharmacy business, institutional pharmacy beds increased sequentially for the second consecutive quarter. Moreover, the number of institutional pharmacy beds served at March 31, 2009 reflects approximately 5,700 beds that the Company had voluntarily foregone owing to pricing or payment issues as well as facility closures or sales.

Revenues in the pharmacy services business for the first quarter of 2009 were modestly higher than in the 2008 first quarter owing largely to drug price inflation, the increased use of certain higher acuity drugs, existing drugs with new therapeutic indications and biologic agents as well as growth in specialty pharmacy services. Partially offsetting these factors were the increased availability and utilization of generic drugs, reductions in reimbursement and/or utilization for certain drugs and a lower net number of beds served, along with a shift in mix toward assisted living which typically has lower penetration rates. Also, as mentioned earlier, the March 2009 quarter contained one less billing day than the prior leap-year period. The substantial year-over-year increase in first-quarter operating profit was due largely to a higher utilization of generic drugs, drug price inflation, greater savings in the sourcing of pharmaceutical and non-drug items, the benefits of other cost reduction and productivity improvement initiatives, including the Omnicare Full Potential Plan, and continued favorable performance in the specialty pharmacy businesses.

CRO Business

The Company's CRO business generated revenues of $44.7 million on a GAAP basis for the first quarter of 2009 as compared with the $49.2 million in revenues generated in the same prior-year quarter. Included in the 2009 and 2008 periods were reimbursable out-of-pocket expenses totaling $5.8 million and $7.4 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $39.0 million for the 2009 first quarter as compared with $41.8 million for the same prior-year period. Adjusted operating profit for the 2009 first quarter totaled $3.0 million versus $3.4 million in the same prior-year period. Backlog at March 31, 2009 was $273.7 million.

Special Items and Accounting Changes

As noted above, the results for the first quarter of 2009 include the impact of special items and accounting changes totaling approximately $60.0 million pretax ($43.8 million aftertax, or approximately 37 cents per diluted share). Operating income for the first quarter of 2009 includes special litigation charges of $41.7 million pretax associated with litigation and other professional fees in connection primarily with the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”); certain large customer disputes; and certain government inquiries, including a $35 million pretax addition to the settlement reserve pertaining to a previously disclosed investigation by the U.S. Attorney’s Office, District of Massachusetts. The first-quarter results also include a pretax charge of $6.9 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $1.7 million in pretax charges relating primarily to stock option expense under Statement of Financial Accounting Standards (“SFAS”) 123R, and a pretax charge of $2.0 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

As a result of the Company’s adoption of SFAS No. 141R, Business Combinations, the first quarter of 2009 also includes a pretax charge of $0.8 million, comprised primarily of professional fees associated with acquisitions completed during the quarter. Under previous accounting rules, such expenses were capitalized as part of purchase accounting rather than being expensed in the current period.

In addition, the Company retrospectively adopted FSP APB 14-1, effective January 1, 2009. This new rule requires the Company to separately account for the debt and equity components of both issues of its convertible notes in a manner that assumes the Company borrowed the debt at rates current at the time of issuance and with no equity conversion feature. The differential between that estimated rate and the actual coupon on the convertible notes creates a discount that is recorded in equity at the inception of the debt. The convertible notes, net of this discount, are accreted to their face value over the life of the notes using the effective interest method. This accounting change resulted in incremental, non-cash interest expense of $6.8 million pretax in the first quarter of 2009 and $6.3 million pretax in the first quarter of 2008.

The results for the first quarter of 2008 include the impact of special items and an accounting change totaling $36.3 million pretax ($22.0 million aftertax, or approximately 18 cents per diluted share). Operating income for the first quarter of 2008 includes special litigation charges of $21.6 million pretax relating to litigation and professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United. The first quarter of 2008 results also include the aforementioned $6.3 million pretax charge related to the adoption of FSP APB 14-1, a pretax charge of $6.4 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, and a pretax charge of $1.9 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Conclusion

“Our first-quarter results reflect the continued execution of our strategic plan, which is based on leveraging our size and scale to improve profitability while investing in and developing new growth opportunities,” said Gemunder . “ We have made a number of operational advancements through the use of new and enhanced technologies and a more efficient infrastructure, both of which have strengthened our competitive position in the institutional pharmacy market. We have bolstered growth through concentrated efforts in customer service and development. Additionally, our specialty pharmacy business continues to have exceptional results.

“Longer term, we believe the fundamentals underpinning our business are sound. In light of demographics and the importance of pharmaceutical care to the treatment of the chronic diseases of aging, we believe demand for pharmacy services for the senior population should continue to grow. Given our market position and scale advantages, we believe we are well positioned for growth.”

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results today, Thursday, April 30, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is one of the nation’s largest providers of comprehensive pharmaceutical services for seniors. Serving residents in long-term care facilities and other chronic care settings comprising more than 1.4 million beds in 47 states, the District of Columbia and Canada, Omnicare is the nation’s largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare also provides pharmacy services, including patient assistance, product support and distribution for specialty pharmaceuticals to a broader population. With operations in 31 countries, Omnicare’s clinical research organizations (CROs) support the pharmaceutical, biotechnology, nutraceutical, medical device and diagnostic industries in the design, clinical development and regulatory approval of pharmaceuticals and other products that safely and cost-effectively enhance the quality of life. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2009(b)(d)	2008 (a)(b)(d)

Net sales	$1,563,560	$1,558,979
Cost of sales	1,165,036	1,177,763
Heartland matters	1,102	1,574
Gross profit	397,422	379,642
Selling, general and administrative
expenses	225,174	236,597
Provision for doubtful accounts	26,626	30,392
Restructuring and other related charges	6,917	6,448
Litigation and other related professional fees	41,665	21,642
Heartland matters	891	319
Acquisition and other related costs	839	-
Operating income	95,310	84,244
Investment income	2,407	2,611
Interest expense	(31,292)	(36,822)
Amortization of discount on convertible notes	(6,797)	(6,300)
Income before income taxes	59,628	43,733
Income tax expense	28,734	17,583
Net income	$30,894	$26,150

Earnings per share:(c)
Basic	$0.27	$0.22
Diluted	$0.26	$0.22

Weighted average number of common
shares outstanding:
Basic	116,448	119,848
Diluted	117,341	120,538

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (e)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

				Corporate
	Pharmacy	CRO		and	Consolidated
	Services	Services		Consolidating	Totals
Three months ended March 31, 2009:

Adjusted net sales	$1,518,817	$38,956	(f)	$-	$1,557,773 (f)

Adjusted operating income (expense) (g)	$169,468	$3,044		$(24,044)	$148,468
Depreciation and amortization expense	22,067	474		14,200	36,741
Amortization of discount on convertible notes	-	-		(6,797)	(6,797)
Incremental SFAS 123R amortization expense	-	-		(1,744)	(1,744)
Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (g)(h)	$191,535	$3,518		$(18,385)	$176,668

Three months ended March 31, 2008 (a):

Adjusted net sales	$1,509,806	$41,807	(f)	$-	$1,551,613 (f)

Adjusted operating income (expense) (g)	$137,866	$3,442		$(27,081)	$114,227
Depreciation and amortization expense	20,239	439		15,137	35,815
Amortization of discount on convertible notes	-	-		(6,300)	(6,300)

Adjusted EBITDA (g)(h)	$158,105	$3,881		$(18,244)	$143,742

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	March 31,	December 31,
	2009	2008(a)
ASSETS
Current assets:
Cash and cash equivalents	$215,089	$215,090
Restricted cash	2,872	1,891
Accounts receivable, net	1,364,836	1,367,155
Unbilled receivables, CRO	23,931	22,329
Inventories	410,043	452,748
Deferred income tax benefits	143,074	134,249
Other current assets	189,357	178,231
Total current assets	2,349,202	2,371,693
Properties and equipment, net	222,976	219,652
Goodwill	4,272,741	4,252,906
Identifiable intangible assets, net	329,352	333,769
Other noncurrent assets	267,302	272,225
Total noncurrent assets	5,092,371	5,078,552
Total assets	$7,441,573	$7,450,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$276,840	$339,552
Accrued employee compensation	68,020	51,451
Deferred revenue, CRO	19,986	23,227
Current debt	2,088	2,263
Other current liabilities	275,695	224,296
Total current liabilities	642,629	640,789
Long-term debt, notes and convertible debentures	2,285,743	2,352,877
Deferred income tax liabilities	381,313	362,610
Other noncurrent liabilities	280,336	276,284
Total noncurrent liabilities	2,947,392	2,991,771
Total liabilities	3,590,021	3,632,560
Stockholders' equity	3,851,552	3,817,685
Total liabilities and stockholders' equity	$7,441,573	$7,450,245

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

Three months ended
March 31, 2009
Cash flows from operating activities:
Net income	$30,894
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation expense	13,623
Amortization expense	23,118
Changes in assets and liabilities, net of effects
from acquisition of businesses	53,283
Net cash flows from operating activities	120,918

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(31,710)
Capital expenditures	(8,819)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	1,448
Other	(2,394)
Net cash flows used in investing activities	(41,475)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(75,494)
Decrease in cash overdraft balance	(1,403)
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	(1,870)
Excess tax benefits from stock-based compensation	438
Dividends paid	(2,673)
Net cash flows used in financing activities	(81,002)

Effect of exchange rate changes on cash	1,558

Net decrease in cash and cash equivalents	(1)
Cash and cash equivalents at beginning
of period	215,090
Cash and cash equivalents at
end of period	$215,089

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2009	2008 (a)

Adjusted net sales:
Net sales (b)	$1,563,560	$1,558,979
Reimbursable out-of-pockets (b)	(5,787)	(7,366)
Adjusted net sales, excluding EITF No. 01-14 (f)	$1,557,773	$1,551,613

Adjusted gross profit:
Gross profit	$397,422	$379,642
Special items (g)	1,102	1,574
Adjusted gross profit (g)	$398,524	$381,216

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$95,310	$84,244
Special items (g)	53,158	29,983
Adjusted EBIT (g)	$148,468	$114,227

Adjusted income before income taxes:
Income before income taxes	$59,628	$43,733
Special items (g)	59,955	36,283
Adjusted income before income taxes (g)	$119,583	$80,016

Adjusted net income:
Net income	$30,894	$26,150
Special items, net of taxes (g)	43,837	21,969
Adjusted net income (g)	$74,731	$48,119

Adjusted earnings per share:(c)
Basic earnings per share	$0.27	$0.22
Special items, net of taxes (g)	0.38	0.18
Adjusted basic earnings per share (g)	$0.64	$0.40

Diluted earnings per share	$0.26	$0.22
Special items, net of taxes (g)	0.37	0.18
Adjusted diluted earnings per share (g)	$0.64	$0.40

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (h)
EBIT	$95,310	$84,244
Depreciation and amortization expense	36,741	35,815
Amortization of discount on convertible notes	(6,797)	(6,300)
EBITDA (h)	125,254	113,759
Special items (g)	51,414	29,983
Adjusted EBITDA (g)(h)	$176,668	$143,742

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2009	2008 (a)

EBITDA to net cash flows from operating activities:
EBITDA (h)	$125,254	$113,759
(Subtract)/Add:
Interest expense, net of investment income	(28,885)	(34,211)
Income tax provision	(28,734)	(17,583)
Changes in assets and liabilities, net of effects from acquisition of businesses	53,283	80,299
Net cash flows from operating activities	$120,918	$142,264

Free cash flow: (i)
Net cash flows from operating activities	$120,918	$142,264
Capital expenditures	(8,819)	(12,439)
Dividends	(2,673)	(2,746)
Free cash flow (i)	$109,426	$127,079

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$118,973	$109,235
Special items (g)	50,495	28,631
Adjusted EBIT - Pharmacy Services (g)	$169,468	$137,866
Adjusted EBITDA - Pharmacy Services: (h)
EBITDA (h)	$141,040	$129,474
Special items (g)	50,495	28,631
Adjusted EBITDA - Pharmacy Services (g)(h)	$191,535	$158,105

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2009	2008 (a)

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(26,655)	$(27,659)
Special items (g)	2,611	578
Adjusted EBIT - Corporate and Consolidating (g)	$(24,044)	$(27,081)

Adjusted EBITDA - Corporate and Consolidating: (h)
EBITDA (h)	$(19,252)	$(18,822)
Special items (g)	867	578
Adjusted EBITDA - Corporate and Consolidating (g)(h)	$(18,385)	$(18,244)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (b)	$44,743	$49,173
Reimbursable out-of-pockets (b)	(5,787)	(7,366)
Adjusted net sales - CRO Services (f)	$38,956	$41,807
Adjusted EBIT - CRO Services:
EBIT	$2,992	$2,668
Special items (g)	52	774
Adjusted EBIT - CRO Services (g)	$3,044	$3,442
Adjusted EBITDA - CRO Services: (h)
EBITDA (h)	$3,466	$3,107
Special items (g)	52	774
Adjusted EBITDA - CRO Services (g)(h)	$3,518	$3,881

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)	Effective January 1, 2009, Omnicare, Inc. (“Omnicare” or the “Company”) adopted the provisions of FASB Staff Position (FSP) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). Financial statements for 2008 and prior periods have been restated for this change in accounting.

(b)	In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(c)	EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(d)	The three months ended March 31, 2009 and 2008 include the following special items and accounting change impacts:

(i) For the three months ended March 31, 2009 and 2008, operating income includes restructuring and other related charges of $6,917 and $6,448 before taxes ($4,269 and $3,878 after taxes, or $0.04 and $0.03 per diluted share), respectively. This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

(ii) The three months ended March 31, 2009 and 2008 also include special litigation and other related professional fees of $41,665 and $21,642 before taxes ($32,549 and $13,013 after taxes, or $0.28 and $0.11 per diluted share), respectively. The $41,665 pretax charge for the three months ended March 31, 2009 includes litigation-related professional expenses in connection with the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”), the investigation by the United States Attorney’s Office, District of Massachusetts, certain other large customer disputes, and the investigation by the federal government and certain states relating to drug substitutions. Also included in the $41,665 is a special litigation charge of $35,000 pretax, representing an addition to the settlement reserve established in connection with the previously disclosed investigation by the United States Attorney’s Office, District of Massachusetts. This special litigation charge relates to the Company’s estimate of potential settlement amounts and associated costs under Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies.” The Company cannot predict the ultimate outcome of this matter. The $21,642 pretax charge for the three months ended March 31, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
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Unaudited

larger customer disputes, the investigation by the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, and the investigation by the federal government and certain states relating to drug substitutions.

	(iii)	For the three months ended March 31, 2009, operating income includes a special charge of $1,993 before taxes ($1,102 and $891 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,230 after taxes, or $0.01 per diluted share) for additional costs precipitated by the previously disclosed Heartland Repack Services quality control, product recall and fire issues (“Heartland Matters”). For the three months ended March 31, 2008, operating income includes a special charge of $1,893 before taxes ($1,574 and $319 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,138 after taxes, or $0.01 per diluted share) for costs associated with the Heartland Matters.

	(iv)	For the three months ended March 31, 2009, operating income included acquisition and other related costs of $839 before taxes ($518 after taxes, or $0.004 per diluted share) related to the implementation of the SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”) accounting change. These expenses were primarily related to professional fees for acquisitions completed at the end of the quarter.

	(v)	For the three months ended March 31, 2009, selling, general and administrative expenses included charges of $1,744 before taxes ($1,076 after taxes, or $0.01 per diluted share) relating to the prior implementation of the SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) accounting change, which primarily relate to stock option expense. SFAS 123R requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values. The incremental SFAS 123R costs in the comparable prior period were not significant.

	(vi)	For the three months ended March 31, 2009 and 2008, the Company recorded amortization of discount on convertible notes of $6,797 and $6,300 before taxes ($4,195 and $3,940 after taxes, or $0.04 and $0.03 per diluted share), respectively, for a non-cash increase in pretax interest expense related to the implementation of the FSP APB 14-1 accounting change.

(e)	Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations and by excluding certain non-cash charges, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
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Unaudited

(f)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (b) above.

(g)	The noted presentation for the three months ended March 31, 2009 and 2008 excludes the special items and accounting change impacts discussed in footnote (d) above. Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (e) above.

(h)	EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(i)	Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.